Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

2250 Hanover Street

Palo Alto, California 94304

January 9, 2015

Ikanos Communications, Inc.

47669 Fremont Boulevard

Fremont, California 94538

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Ikanos Communications, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933 (the “Act”) of 12,195,121 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company, and 4,736,841 shares of Common Stock (the “Warrant Shares”) initially issuable upon the exercise of warrants (the “Warrants”), all of which are to be offered and sold by certain stockholders of the Company (the “Selling Stockholders”). (Such Registration Statement, as amended, is herein referred to as the “Registration Statement.”)

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for the opinions expressed in this letter. Based upon the foregoing, we are of the opinion that:

1.	The Shares to be offered and sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and nonassessable.

2.	The Warrant Shares have been duly authorized and, when issued and sold upon the exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

The opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware, as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ PILLSBURY WINTHROP SHAW PITTMAN LLP